Exhibit No. 10.32

ARMSTRONG NONEMPLOYEE DIRECTOR COMPENSATION

Effective April 1, 2004

Annual Retainer Fees:1

•	Board retainer of $90,000[2]

•	Committee chair retainer as follows:

•	$20,000 for the Audit Committee

•	$10,000 for the Management Development and Compensation Committee

•	$10,000 for the Nominating and Governance Committee

Meeting/Daily Fees (paid in cash)

•	Special assignment fee $2,500 per diem (or $1,250 for less than 4 hours). (Applies to special meetings, plant visits, and other non-scheduled significant activities)

Other items:

•	Annual Physical Exam up to $2,000 reimbursement

•	Directors & Officers Liability Insurance

•	Travel Accident Insurance

•	Participation in Armstrong Foundation’s Higher Education Gift-Matching Program (Provided by the Foundation, a separate legal entity, subject to its discretion.)

•	Participation in Armstrong’s Employee Purchase Programs

•	Participation in “compassionate use” provision of the Company’s Aircraft Operation policy (B-200)

[1]	Annual service term runs from late April (after the annual shareholder meeting) for one year. Retainers for positions starting after the first meeting of the board after the customary date for the annual shareholder meeting are pro-rated by the number of days remaining in the then-current payment period.
[2]	Cash paid quarterly in arrears, and all payments pro-rated as appropriate.